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                                                                   EXHIBIT 23.1

                      Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 1, 2000, except as to the information in note 14, for which the date is December 15, 2000, relating to the financial statements of Control Delivery Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 15, 2000